UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York 10018

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	NYT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 13, 2020, The New York Times Company (the “Company”) issued a press release announcing that it has entered into an agreement with Massachusetts Mutual Life Insurance Company (“MassMutual”) under which approximately $235 million in pension obligations under The New York Times Companies Pension Plan (the “Pension Plan”) will be transferred to MassMutual.

Under the agreement, MassMutual will assume the obligation to make annuity payments for approximately 1,850 retirees (and beneficiaries). The Company expects to finalize the transaction by early 2021.

The transaction will be funded through existing Pension Plan assets. As a result of the transaction, the Company expects to recognize a non-cash pension settlement charge of approximately $80-85 million before tax in the fourth quarter of 2020. This charge represents the acceleration of deferred charges currently accrued in accumulated other comprehensive income.

A copy of the Company’s press release dated October 13, 2020, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Some of the statements included herein and in the press release, particularly those regarding the expected financial impact of the transaction contemplated by the agreement, are forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those predicted. Factors that could cause actual results to differ include, but are not limited to: the successful closing of the transaction contemplated by the agreement within the estimated timeframe; the Company’s ability to realize the expected benefits from the transaction; and the amount and timing of the expected settlement charge. They also include other risks detailed from time to time in the Company’s publicly filed documents, including its Annual Report on Form 10-K for the fiscal year ended December 29, 2019, as supplemented by its Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2020. Any forward-looking statements are and will be based upon the Company’s then current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 99.1	The New York Times Company Press Release, dated October 13, 2020

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: October 13, 2020	By:	/s/ Diane Brayton
Diane Brayton
Executive Vice President, General Counsel and Secretary